UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 12, 2008

eOn Communications Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-26399	62-1482176
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

185 Martinvale Lane San Jose, CA	30144
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 408-694-9500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01.	Entry into a Material Definitive Agreement

On December 12, 2008, the Company executed an amended and restated Agreement and Plan of Merger to acquire Cortelco Systems Holding Corp. (“Cortelco”) for up to $11,000,000 in cash. This agreement replaces the original merger agreement initially entered into among the parties on December 10, 2007. The independent members of the Board of Directors of both the Company and Cortelco have approved the proposed merger. The proposed merger provides that a newly formed acquisition subsidiary of the Company would merge into Cortelco, with the Company being the sole stockholder of Cortelco upon completion of the merger.

Cortelco, formerly part of the CPE division of ITT Telecommunications, is a privately held company that designs and sells telephones in U.S., Latin America and other international markets.

In exchange for all the outstanding shares of Cortleco stock, Cortelco shareholders, upon the closing of the sale, will receive an initial payment of $500,000. The Cortelco stockholders will receive quarterly payments from Cortelco’s cash flow in amounts contingent upon the earnings of the entity for each quarter after closing until the full $11,000,000 consideration has been paid. Since the consideration to be paid is contingent upon Cortelco future earnings, there is no assurance as to the total cash consideration the Cortelco stockholders will receive from the merger. David Lee, Chairman and CEO of the Company, is the Chairman and the controlling shareholder of Cortelco.

The following steps are required to complete the acquisition:

- Obtaining approval of a majority of the Cortelco stockholders (excluding for purposes of the Cortelco approval the shares held by David Lee, Steve Bowling and Jim Hopper);

- Receipt of evidence from Cortelco that it has less than 35 stockholders who do not meet the definition of “accredited investors” under the federal securities laws; and

- Other customary conditions of closing a merger transaction.

The Company anticipates, but cannot guarantee, that the transaction will close sometime in the Company’s second or third fiscal quarter of fiscal year 2009. The proposed merger may be terminated if the conditions to closing are not fulfilled, in the event of a breach of the agreement by either party, or upon mutual agreement of the parties.

A copy of the agreement and plan of merger is attached hereto as Exhibit 2.1. The foregoing description is only a summary and is qualified in its entirety by reference to the agreement attached hereto as Exhibit 2.1.

Exhibits:

Exhibit Number	Description of Exhibit
2.1	Definitive Amended and Restated Agreement and Plan of Merger to acquire Cortelco Systems Holding Corp. dated December 12, 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 18, 2008

EON COMMUNICATIONS CORPORATION

By:	/s/ Stephen R. Bowling
Stephen R. Bowling
Vice President and Chief Financial Officer

Exhibit Index

Exhibit Number	Description of Exhibit
2.1	Definitive Amended and Restated Agreement and Plan of Merger to acquire Cortelco Systems Holding Corp. dated December 12, 2008.

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